Exhibit 10.63

Amendment No. 8 to the Discover Financial Services
Directors’ Compensation Plan
Effective January 1, 2019, the Discover Financial Services Directors’ Compensation Plan (the “Plan”), is hereby amended in the following respects:

•	The Plan is amended by replacing the text of Subsection 7(b) Lead Director and Chairpersons. in Section 7 Retainer and Other Fees in its entirety with the following:

(b)    Independent Chair and Committee Chairpersons. In addition to the Annual Retainer provided for in Section 7(a), each Eligible Director who is the (i) Independent Chair shall be entitled to an annual retainer of $210,000; (ii) the Audit Committee Chair shall be entitled to an annual Committee Chair fee of $30,000; (iii) the Compensation and Leadership Development Committee Chair shall be entitled to an annual Committee Chair fee of $25,000; (iv) the Nominating and Governance Committee Chair shall be entitled to an annual Committee Chair fee of $20,000; and (v) the Risk Oversight Committee Chair shall be entitled to an annual Committee Chair fee of $30,000.